Exhibit 99.1

[Missing Graphic Reference]
11-xx
For further information:
John P. Barnett
Director of External Affairs
Southern Union Company
713-989-7556

SOUTHERN UNION ANNOUNCES 3Q RESULTS;
REAFFIRMS 2011 GUIDANCE

•	Third Quarter 2011 Reported EPS of $0.46; Adjusted EPS of $0.42
•	2011 Guidance: GAAP EPS of $1.87 to $2.07; Adjusted EPS of $1.75 to $1.95

HOUSTON, November 8, 2011 – Southern Union Company (NYSE:SUG) today reported third quarter net earnings available for common stockholders of $58.0 million ($0.46 per share), compared with $36.6 million ($0.29 per share) in the prior year.  Adjusted net earnings for the same period were $53.3 million ($0.42 per share), compared with $50.2 million ($0.40 per share) in the prior year.  The following table provides a reconciliation of net earnings to adjusted net earnings:

Select Non-GAAP Financial Information	Three Months Ended September 30,
($000s, except per share amounts)	2011	2010
Net earnings available for common stockholders	$58,032	$36,632
After-tax adjustments:
MTM (gain) loss on open economic hedges	$(3,229)	$18,388
MTM loss recorded in prior accounting period	$(3,982)	$(4,836)
Merger-related expenses	$2,443	$-
Adjusted net earnings available for common stockholders	$53,264	$50,184
Reported net earnings per share available for common stockholders	$0.46	$0.29
Adjusted net earnings per share available for common stockholders	$0.42	$0.40

George L. Lindemann, Chairman and CEO, said, “Each of our business segments performed in-line with our expectations during the third quarter, and we are reaffirming our 2011 guidance at this time.  We are also excited with our Board’s approval to move forward with the Red Bluff Project, a 200 MMcf/d natural gas processing plant and associated gathering, compression and treating facilities.  The project will allow us to capitalize on the compelling growth opportunities we see in the Avalon, Bone Spring and Wolfcamp production areas.  With existing Permian Basin midstream infrastructure nearing capacity, Red Bluff provides long-term customer solutions for treating, processing and NGL take-away and significant earnings growth opportunities for our stockholders.”

Eric D. Herschmann, Vice Chairman, President and COO, added, “As was recently announced, BG Group plc has affirmed its commitment to pursuing our companies’ joint export application to develop and install liquefaction facilities at the Lake Charles terminal to export LNG.  We are excited to move forward with this process and will continue to work together with BG to ensure the achievement of our liquefaction plans at this site.”

For the nine-month period ended September 30, 2011, the Company reported net earnings available for common stockholders of $178.5 million ($1.42 per share), compared with $160.3 million ($1.28 per share) in the prior year. Adjusted net earnings for the same period were $169.3 million ($1.34 per share), compared with $158.4 million ($1.27 per share) in the prior year. The following table provides a reconciliation of net earnings to adjusted net earnings:

Select Non-GAAP Financial Information	Nine Months Ended September 30,
($000s, except per share amounts)	2011	2010
Net earnings available for common stockholders	$178,467	$160,345
After-tax adjustments:
MTM loss on open economic hedges	$5,831	$7,920
MTM loss recorded in prior accounting period	$(14,505)	$(17,417)
Merger-related expenses	$5,408	$-
Litigation settlements	$(5,910)	$-
Change in tax treatment for Medicare Part D subsidies	$-	$4,216
Loss on extinguishment of preferred stock	$-	$3,295
Adjusted net earnings available for common stockholders	$169,291	$158,359
Reported net earnings per share available for common stockholders	$1.42	$1.28
Adjusted net earnings per share available for common stockholders	$1.34	$1.27

3Q 2011 Highlights
•
Southern Union’s transportation and storage segment posted adjusted EBIT of $113.9 million, compared with EBIT of $112.1 million in the prior year. The increase was primarily attributable to higher reservation revenue mainly due to increased supply-area capacity sold on Trunkline Gas Company and higher short-term capacity sold on Panhandle Eastern Pipe Line Company.

•
The gathering and processing segment reported adjusted EBIT of $9.3 million, compared with adjusted EBIT of $10.2 million in the prior year.  The decrease was primarily attributable to higher operating, maintenance and general expenses, including the impact of higher environmental remediation costs due to the timing of cleanup activities and higher labor costs due to increased overall headcount, partially offset by higher gross margin largely attributable to higher market-driven realized average natural gas and NGL prices.  Total processed volumes were 442,983 MMBtu/d in the 2011 period compared with 444,316 MMBtu/d in 2010.

•
The Company’s distribution segment posted adjusted EBIT of $5.5 million compared to EBIT of $6.3 million in the prior year.  This decrease was primarily due to higher operating, maintenance and general expenses, including higher labor costs due to salary increases in the 2011 period and higher vehicle fuel costs attributable to higher gasoline prices.

•
Income taxes were $24.4 million in the current quarter compared with $16.5 million in the prior year. The increase was primarily due to higher pre-tax earnings in the current quarter compared to the prior year.

Merger Update

On July 19, 2011, the Company entered into a Second Amended and Restated Agreement and Plan of Merger with Energy Transfer Equity, L.P. (“ETE”) and Sigma Acquisition Corporation, a wholly-owned subsidiary of ETE (“Merger Sub”) (as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of September 14, 2011, the “Second Amended Merger Agreement”).  The Seconded Amended Merger Agreement modifies certain terms of the Agreement and Plan of Merger entered into by the Company, ETE and Merger Sub on June 15, 2011 as amended on July 4, 2011.  The Second Amended Merger Agreement provides for the merger of Merger Sub with and into the Company (“Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of ETE.  Under the terms of the Second Amended Merger Agreement, Company shareholders can elect to exchange each outstanding Southern Union common share for $44.25 of cash or 1.00x ETE common unit, with no more than 60% of the aggregate merger consideration payable in cash and no more than 50% payable in ETE common units.  Elections in excess of either the cash or common unit limits will be subject to proration.

In addition, ETE and Energy Transfer Partners, LP, a wholly-owned subsidiary of ETE (“ETP”), are parties to an Amended and Restated Agreement and Plan of Merger dated as of July 19, 2011 (as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of September 14, 2011, the “Citrus Merger Agreement”).  Immediately prior to the effectiveness of the Merger, ETE will assign and the Company will assume the benefits and obligations of ETE under the Citrus Merger Agreement.  Under the Citrus Merger Agreement, it is anticipated that the Company will cause the contribution to ETP of its 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system and is currently jointly owned by the Company and El Paso Corporation (the “Citrus Merger”).  The Citrus Merger will be effected through the merger of Citrus ETP Acquisition, L.L.C., a wholly-owned subsidiary of ETP, with and into CrossCountry Energy, LLC, a wholly-owned subsidiary of the Company that indirectly owns a 50% interest in Citrus Corp.  PEPL Holdings, LLC, a newly formed indirect subsidiary of the Company, will guarantee by collection (on a non recourse basis to the Company) all of the indebtedness to be incurred by ETP to fund the cash portion of the Citrus merger consideration.

Consummation of the Merger is subject to certain customary conditions, certain of which have already been satisfied, including, without limitation, (i) the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which expiration occurred on July 28, 2011, and (ii) the effectiveness, on October 27, 2011, of ETE’s Registration Statement on Form S-4 relating to the ETE common units to be issued in connection with the Merger.  The Company and ETE also filed a joint application with the Missouri Public Service Commission (“MPSC”) on July 13, 2011, as amended by an amended application filed on September 15, 2011.  The application requests an order of the MPSC authorizing the Company to take certain actions to allow ETE to acquire the equity interests of the Company, including its subsidiaries.  In addition, the Company has filed with the SEC and mailed to shareholders of record on October 11, 2011 entitled to vote on the Merger its definitive proxy statement for a special meeting of shareholders to be held on December 9, 2011.  The Merger is expected to close in the first quarter of 2012.

2011 Earnings Guidance

Southern Union reaffirms its expected 2011 net earnings of $1.87 to $2.07 per share (GAAP basis) and adjusted net earnings of $1.75 to $1.95 per share.  Adjusted net earnings exclude the mark-to-market impact of open economic hedges of processing spreads, merger-related expenses and litigation settlements.

Quarterly Report on Form 10-Q

Southern Union will provide additional information about its third quarter 2011 results in its quarterly report on Form 10-Q expected to be filed today with the Securities and Exchange Commission. Once made, this filing may be accessed through the Investors’ section of the Company’s web site at www.sug.com.

Non-GAAP Financial Measures

The Company uses adjusted net earnings (per share) and earnings before interest and taxes (“EBIT”), or adjusted EBIT, as appropriate, as its primary measures of evaluating financial performance. The Company also believes these measures present its financial performance in a manner that is more consistent with the presentation used by the investment community in its evaluation of the Company’s financial performance. Adjusted net earnings (per share), EBIT and adjusted EBIT are non-GAAP measures and should be used in conjunction with net earnings and other financial measures such as operating income or net cash flows provided by operating activities.

About Southern Union Company

Southern Union Company, headquartered in Houston, is one of the nation’s leading diversified natural gas companies, engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas. The Company owns and operates one of the nation’s largest natural gas pipeline systems with more than 20,000 miles of gathering and transportation pipelines and one of North America’s largest liquefied natural gas import terminals, along with serving more than half a million natural gas end-user customers in Missouri and Massachusetts. For further information, visit www.sug.com.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on management’s beliefs and assumptions.  These forward-looking statements, which address the Company’s expected business and financial performance, among other matters, are identified by terms and phrases such as:  anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions.  Forward-looking statements involve risks and uncertainties that may or could cause actual results to be materially different from the results predicted.  Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: changes in demand for natural gas or NGL and related services by customers, in the composition of the Company’s customer base and in the sources of natural gas or NGL accessible to the Company’s system; the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of natural gas or NGL as well as electricity, oil, coal and other bulk materials and chemicals; adverse weather conditions, such as warmer or colder than normal weather in the Company’s service territories, as applicable, and the operational impact of natural disasters; changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and/or governmental bodies affecting or involving the Company, including deregulation initiatives and the impact of rate and tariff proceedings before FERC and various state regulatory commissions; the speed and degree to which additional competition, including competition from alternative forms of energy, is introduced to the Company’s business and the resulting effect on revenues; the impact and outcome of pending and future litigation and/or regulatory investigations, proceedings or inquiries; the ability to comply with or to successfully challenge existing and/or  new environmental, safety and other laws and regulations; unanticipated environmental liabilities; the uncertainty of estimates, including accruals and costs of environmental remediation; the impact of potential impairment charges; exposure to highly competitive commodity businesses and the effectiveness of the Company's hedging program; the ability to acquire new businesses and assets and to integrate those operations into its existing operations, as well as its ability to expand its existing businesses and facilities; the timely receipt of required approvals by applicable governmental entities for the construction and operation of the pipelines and other projects; the ability to complete expansion projects on time and on budget; the ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies; the impact of factors affecting operations such as maintenance or repairs, environmental incidents, natural gas pipeline system constraints and relations with labor unions representing bargaining-unit employees; the performance of contractual obligations by customers, service providers and contractors; exposure to customer concentrations with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; changes in the ratings of the Company’s debt securities; the risk of a prolonged slow-down in growth or decline in the United States economy or the risk of delay in growth or decline in the United States economy, including liquidity risks in United States credit markets; the impact of unsold pipeline capacity being greater than expected; changes in interest rates and other general market and economic conditions, and in the Company’s ability to continue to access its revolving credit facility and to obtain additional financing on acceptable terms, whether in the capital markets or otherwise; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans and other postretirement benefit plans; acts of nature, sabotage, terrorism or other similar acts that cause damage to the facilities or those of the Company’s  suppliers' or customers' facilities; market risks beyond the Company’s control affecting its risk management activities including market liquidity, commodity price volatility and counterparty creditworthiness; the availability/cost of insurance coverage and the ability to collect under existing insurance policies; the risk that material weaknesses or significant deficiencies in internal controls over financial reporting could emerge or that minor problems could become significant; changes in accounting rules, regulations and pronouncements that impact the measurement of  results of operations, the timing of when such measurements are to be made and recorded and the disclosures surrounding these activities; the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives, authorized rates of recovery of costs (including pipeline relocation costs) and permitting for new natural gas production accessible to the Company’s systems; market risks affecting the Company’s pricing of its services provided and renewal of significant customer contracts; other risks and unforeseen events, including other financial, operational and legal risks and uncertainties detailed from time to time in filings with the Securities and Exchange Commission; actions taken to protect species under the Endangered Species Act and the effect of those actions on the Company’s operations; and the likelihood and timing of the completion of the proposed merger with ETE, the terms and conditions of any required regulatory approvals of the proposed merger, the impact of the proposed merger on Southern Union’s employees and potential diversion of management’s time and attention from ongoing business during this time period.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements.  Other factors could also have material adverse effects on the Company’s future results.  These and other risks are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 and its other reports filed with the Securities and Exchange Commission.  In light of these risks, uncertainties and assumptions, the events described in forward-looking statements might not occur or might occur to a different extent or at a different time than the Company has described.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information

In connection with the proposed Merger, ETE filed with the SEC a Registration Statement on Form S-4 that included a proxy statement prospectus. The Registration Statement was declared effective on October 27, 2011.  Southern Union mailed the definitive proxy statement/prospectus to its stockholders on or about October 27, 2011.  Investors and security holders are urged to carefully read the definitive proxy statement/prospectus because it contains important information regarding ETE, the Company and the Merger.

Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by ETE and the Company with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement/prospectus and such other documents relating to ETE may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from ETE’s website, www.energytransfer.com. The definitive proxy statement/prospectus and such other documents relating to the Company may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5051 Westheimer Road, Houston, Texas 77056, or from the Company’s website, www.sug.com.

ETE, the Company and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus when it becomes available.

Select Financial Information

The following table sets forth financial information for the Company for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

	(In thousands of dollars, except per share amounts)

Operating revenues	$617,211	$487,527	$1,995,640	$1,819,617

Operating expenses:
Cost of natural gas and other energy	304,535	217,928	1,045,742	903,563
Operating, maintenance and general	125,710	118,025	370,562	350,633
Depreciation and amortization	59,327	57,305	177,949	170,058
Revenue-related taxes	4,268	4,322	26,835	26,170
Taxes, other than on income and revenues	12,845	13,540	40,972	41,764
Total operating expenses	506,685	411,120	1,662,060	1,492,188

Operating income	110,526	76,407	333,580	327,429

Other income (expenses):
Interest expense	(54,925)	(55,239)	(165,429)	(161,551)
Earnings from unconsolidated investments	26,686	32,336	78,435	78,456
Other, net	191	352	557	289
Total other expenses, net	(28,048)	(22,551)	(86,437)	(82,806)

Earnings from continuing operations before income taxes	82,478	53,856	247,143	244,623

Federal and state income tax expense	24,446	16,525	68,676	75,943

Net earnings	58,032	37,331	178,467	168,680

Preferred stock dividends	-	(699)	-	(5,040)
Loss on extinguishment of preferred stock	-	-	-	(3,295)

Net earnings available for common stockholders	$58,032	$36,632	$178,467	$160,345

Net earnings available for common stockholders per share:
Basic	$0.47	$0.29	$1.43	$1.29
Diluted	$0.46	$0.29	$1.42	$1.28
Cash dividends declared on common stock per share:	$0.15	$0.15	$0.45	$0.45

Weighted average shares outstanding
Basic	124,744	124,484	124,705	124,458
Diluted	126,668	125,160	126,110	125,106

Select Financial Information Continued

The following table sets forth certain selected financial information for the Company for the periods presented.

	September 30,	December 31,
	2011	2010

	(In thousands of dollars)

Total assets	$8,216,077	$8,238,543

Long term debt	$2,705,446	$3,520,906
Short term debt and notes payable	981,669	298,134
Common equity	2,621,814	2,526,982
Total capitalization	$6,308,929	$6,346,022

	Nine Months Ended September 30,
	2011	2010

	(In thousands of dollars)
Cash flow information:
Cash flow provided by operating activities
before changes in working capital	$387,484	$389,026
Changes in working capital	63,410	(28,593)
Net cash flow provided by operating activities	450,894	360,433
Net cash flow used in investing activities	(265,070)	(218,570)
Net cash flow used in financing activities	(187,009)	(135,286)
Change in cash and cash equivalents	$(1,185)	$6,577

Select Non-GAAP Financial Information

The following table sets forth certain selected financial information for the Company’s segments for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

	(In thousands of dollars)

Revenues from external customers:
Transportation and Storage	$192,699	$186,563	$584,753	$560,328
Gathering and Processing	339,658	214,893	891,825	758,460
Distribution	80,763	82,141	506,412	490,113
Total segment operating revenues	613,120	483,597	1,982,990	1,808,901
Corporate and other	4,091	3,930	12,650	10,716
Total consolidated revenues from external customers	$617,211	$487,527	$1,995,640	$1,819,617

Depreciation and amortization:
Transportation and Storage	$31,881	$31,191	$96,118	$91,264
Gathering and Processing	18,301	17,151	54,153	52,442
Distribution	8,285	8,216	25,099	24,139
Total segment depreciation and amortization	58,467	56,558	175,370	167,845
Corporate and other	860	747	2,579	2,213
Total depreciation and amortization expense	$59,327	$57,305	$177,949	$170,058

EBIT:
Transportation and Storage segment	$113,432	$112,099	$353,025	$325,770
Gathering and Processing segment	20,631	(11,366)	29,735	35,715
Distribution segment	5,414	6,299	32,355	42,009
Corporate and other	(2,074)	2,063	(2,543)	2,680
Total EBIT	137,403	109,095	412,572	406,174
Interest expense	54,925	55,239	165,429	161,551
Earnings before income taxes	82,478	53,856	247,143	244,623
Federal and state income tax expense	24,446	16,525	68,676	75,943
Net earnings	58,032	37,331	178,467	168,680
Preferred stock dividends	-	699	-	5,040
Loss on extinguishment of preferred stock	-	-	-	3,295
Net earnings available for common stockholders	$58,032	$36,632	$178,467	$160,345

The Company evaluates segment performance based on several factors, of which the primary financial measure is earnings before interest and taxes (EBIT).  EBIT allows management and investors to more effectively evaluate the performance of all of the Company’s consolidated subsidiaries and unconsolidated investments.  The Company defines EBIT as net earnings available for common shareholders, adjusted for: (i) items that do not impact earnings, such as extraordinary items, discontinued operations and the impact of changes in accounting principles; (ii) income taxes; (iii) interest; (iv) dividends on preferred stock; and (v) loss on extinguishment of preferred stock.

Select Non-GAAP Financial Information

The following tables set forth a reconciliation of EBIT to adjusted EBIT (a non-GAAP measure) for the Company and certain business segments for the periods presented.

	Three Months Ended September 30,
	2011	2010

	(In thousands of dollars)
Southern Union Company:
Reported EBIT	$137,403	$109,095
Adjustments:
Mark-to-market (gain) loss on open economic hedges	(5,140)	29,236
Mark-to-market loss recognized in prior periods	(6,343)	(7,705)
Merger-related expenses	3,890	-
Adjusted EBIT	$129,810	$130,626

Transportation & Storage segment:
Reported EBIT	$113,432	$112,099
Adjustments:
Merger-related expenses	487	-
Adjusted EBIT	$113,919	$112,099

Gathering & Processing segment:
Reported EBIT	$20,631	$(11,366)
Adjustments:
Mark-to-market (gain) loss on open economic hedges	(5,140)	29,236
Mark-to-market loss recognized in prior periods	(6,343)	(7,705)
Merger-related expenses	199	-
Adjusted EBIT	$9,347	$10,165

Distribution segment:
Reported EBIT	$5,414	$6,299
Adjustments:
Merger-related expenses	97	-
Adjusted EBIT	$5,511	$6,299

Corporate & Other
Reported EBIT	$(2,074)	$2,063
Adjustments:
Merger-related expenses	3,107	-
Adjusted EBIT	$1,033	$2,063